UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MINES MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On Thursday, October 2, 2014, Alliance Advisors, the proxy solicitor for Mines Management, Inc. (the “Company”), mailed a letter on behalf of the Company to those Company shareholders of record at August 15, 2014 (“Record Date Shareholders”) who had yet to vote their shares in connection with the Company’s Special Meeting of Shareholders. The letter, attached hereto, is a reminder to Record Date Shareholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on September 15, 2014.

Alliance Advisors	Shareholder Services Department

October 2, 2014

URGENT

Re:  Your Investment With Mines Management, Inc.

Dear Shareholder,

We have attempted to contact you regarding an important matter pertaining to your investment in Mines Management, Inc.

Please contact me immediately at 877-777-8133 Monday through Friday 9 a.m. to 10 p.m. and Saturday 12 p.m. to 6 p.m. Eastern Time.  This matter is very important, but will take only a moment of your time.  Alliance Advisors has been engaged by Mines Management, Inc. to contact you.  This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Manager

Shareholder Services

Alliance Advisors 200 Broadacres Drive Bloomfield NJ 07003